Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated March 25, 2024, relating to the consolidated financial statements of Theriva Biologics, Inc. (the Company) appearing in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023. Our audit report includes an explanatory paragraph relating to the Company’s ability to continue as a going concern.

We also consent to the reference to our firm under the caption “Experts”.

/s/ BDO USA P.C.

September 10, 2024